UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Genzyme Corporation
(Name of Registrant as Specified In Its Charter)

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May 11, 2009

Genzyme Shareholders:

The May 21, 2009 Annual Meeting of Shareholders is just ten days away.  This is a reminder to you that if you have not yet voted your proxy, please do so as soon as possible.  Your vote is important to us, and we want to be sure it is received in time to be counted.

Annual Meeting Information

Genzyme’s Annual Meeting of Shareholders will be held at 2 p.m. EDT on Thursday, May 21, 2009 at Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts.

Proposals/Vote Recommendation

We are requesting your support in voting FOR the following ballot proposals:

•                  The re-election of eight directors for one-year terms.  Our directors bring an extensive background and years of experience to our board.  They are each committed to being actively involved in overseeing the company’s strategies and operations.  We urge shareholders to support the re-election of all eight nominees to the board at this year’s annual meeting.

•                  An amendment to our 2004 Equity Incentive Plan.  We have asked shareholders to fund this plan annually since 2004, and this year we are asking for your support to increase the number of shares authorized for issuance under the plan by 2,500,000 shares.  Total awards granted under this plan in 2008 were 56% of the total number of grants in 2004.  During this same period, our employee population has increased 96%.  In addition, since 2007, we have included the use of restricted stock units (RSUs) as part of our equity program.  In 2008, RSUs comprised 35% of all equity grants, an increase of 59% over 2007.  We anticipate continuing to leverage the use of RSUs for future awards to help us manage shareholder dilution while, at the same time, enabling us to continue to provide a broad-based award program for our employees.

•                  A proposal to approve our 2009 Employee Stock Purchase Plan (ESPP).  We have operated an employee stock purchase program since 1988.  Currently, approximately 54% of our employees participate in this program.  The ESPP provides employees who wish to become shareholders the opportunity to buy our stock on favorable terms.

•                  Ratification of our audit committee’s selection of independent auditors for 2009.

For more detailed information about each proposal, voting instructions, or the annual meeting, please refer to the proxy statement that has previously been delivered to you.  If you have not yet voted, please do so TODAY by telephone, by the Internet, or by signing and returning the enclosed voting form in the postage-paid envelope provided.  Whatever method you choose, we thank you for participating in this year’s proxy process.

If you have any questions about, or need assistance with, voting your proxy, please contact our proxy solicitor, Innisfree M&A Incorporated at (888) 750-5834 or the Genzyme Shareholder Relations department at (617) 768-6686.